UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 17, 2009

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-04795 (Commission File Number)	Not applicable (I.R.S. Employer Identification No.)

The Boyle Building, 2nd Floor
31 Queen Street
Hamilton, Bermuda HM 11
(Address of principal executive offices, including zip code)

(441) 296-8560
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           On August 28, 2009, Laura L. Ervin resigned as the Chief Accounting Officer of the Company.  On September 17, 2009, American Safety Administrative Services, Inc., a wholly-owned subsidiary of the Company, and Ms. Ervin entered into an Agreement and General Release pursuant to which Ms. Ervin will receive (i) severance pay of $63,070 payable in a lump sum; (ii) accrued but unpaid base salary and vacation pay, if any; (iii) accelerated vesting of 2,812.75 shares of restricted stock previously awarded, valued at $47,451;  (iv) accelerated vesting of options to purchase 3,000 shares of the Company’s common stock at an average exercise price of $19.25 per share; (v) payment of the employee’s portion of the cost of COBRA continuation coverage for 12 months, payable in a lump sum of $10,463; and (vi) outplacement services for a period of six months.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is being furnished herewith:

Exhibit No.	Description

10.1	Agreement and General Release with Laura L. Ervin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
Registrant
Date: September 18, 2009	By:	/s/ Stephen R. Crim
Stephen R. Crim
President/CEO